                                                                   EXHIBIT 3.107

                            ARTICLES OF INCORPORATION
                                       OF
                     ADVANCED LASER SYSTEMS TECHNOLOGY INC.

     The undersigned incorporator, being competent to contract, subscribes to these Articles of Incorporation to form a corporation for profit under the laws of the state of Florida.

                                ARTICLE I - Name

     The name of this corporation shall be: ADVANCED LASER SYSTEMS TECHNOLOGY,
INC.

                      ARTICLE II - Business And Activities

     This corporation may, and is authorized to, engage in any activity or business permitted under the laws of the United States and of the state of
Florida.

                          ARTICLE III - Capital Stock

     The authorized capital stock of this corporation and the maximum number of shares of stock that this corporation is authorized to issue and have outstanding at any one time is 7,500 shares of common stock having a par value of $1.00 per share.

                         ARTICLE IV - Term Of Existence

     The effective date upon which this corporation shall come into existence shall be the date these Articles are filed with the office of the Secretary of
State, and it shall exist perpetually thereafter unless dissolved according to law.

                ARTICLE V - Initial Registered Office And Agent

     The street address of the initial registered office of this corporation is
3309 Coleus Court, Winter Park, Florida, 32792, and the name of the initial registered agent of this corporation at that address is Robert Edwin McKinney.

                             ARTICLE VI - Directors

     A. The initial number of directors of this corporation shall be one.

     B. The number of directors may be either increased or diminished from time to time by the board of directors or the shareholders in accordance with the bylaws of this corporation.

     C. Directors, as such, shall receive such compensation for their services, if any, as may be set by the board of directors at any annual or special meeting thereof. The board of

directors may authorize and require the payment of reasonable expenses incurred by directors in attending meetings of the board of directors.

     D. Nothing in this article shall be construed to preclude the directors from serving the corporation in any other capacity and receiving compensation therefor.

     E. The names and street addresses of the initial members of the board of directors, each to hold office until the first annual meeting of the shareholders of this corporation or until their successors are elected or appointed and have qualified, are:

         Name               Street Address
         ----               --------------
ROBERT EDWIN McKINNEY   3309 Coleus Court
                        Winter Park, FL 32792

     F. Any director may be removed from office by the holders of a majority of the stock entitled to vote thereon at any annual or special meeting of the shareholders of this corporation, for any cause deemed sufficient by such shareholders.

     G. In case one or more vacancies shall occur in the board of directors by reason of death, resignation or otherwise, the vacancies shall be filled by the shareholders of this corporation at their next annual meeting or at a special meeting called for the purpose of filling such vacancies; provided, however, any vacancy may he filled by the remaining directors until the shareholders have acted to fill the vacancy.

                           ARTICLE VII - Incorporator

     The name and street address of the incorporator signing these articles are:

         Name               Street Address
         ----               --------------
ROBERT EDWIN McKINNEY   3309 Coleus Court
                        Winter Park, FL 32792

                 ARTICLE VIII - Lost Or Destroyed Certificates

     Stock certificates to replace lost or destroyed certificates shall be issued on such basis and according to such procedures as are from time to time provided for in the bylaws of this corporation.

                       ARTICLE IX - Amendment To Articles

     These articles of incorporation may be amended in the manner provided by law. Every amendment shall be approved by the board of directors, proposed by them to the shareholders, and approved at a shareholders' meeting by the holders of a majority of the stock issued and entitled to be voted, unless all the directors and all the shareholders sign a written statement manifesting their intention that a certain amendment to these articles of incorporation be made.

                               ARTICLE X - Bylaws

     The power to adopt, alter, amend or repeal bylaws of this corporation shall be vested in the shareholders or the board of directors of this corporation;
provided, however, that any bylaws adopted by the directors which are inconsistent with any bylaws adopted by the shareholders shall be void, and the directors may not alter, amend or repeal any bylaws adopted by the shareholders.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 5th day of May, 1987.

                                        /s/ ROBERT EDWIN MCKINNEY
                                        ----------------------------------------
                                        ROBERT EDWIN MCKINNEY

STATE OF FLORIDA

COUNTY OF ORANGE

     The foregoing this instrument was acknowledged before me this 5th day of
May 1987, by ROBERT EDWIN McKINNEY.

                                        /s/ Elizabeth Hernandez
                                        ----------------------------------------
                                        NOTARY PUBLIC
                                        My Commission Expires:

                                           NOTARY PUBLIC OF THE STATE OF FLORIDA
                                           MY COMMISSION EXP. OCT. 2, 1989
                                           BONDED THRU GENERAL INS. UND.

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                     Advanced Laser Systems Technology, Inc.
    (Name of corporation as currently filed with the Florida Dept. of State)

                                     J71360
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida
Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):

L-3 Communications Advanced Laser Systems Technology, Inc.
(must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.", "Inc.", or "Co.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
Article Title(s) being amended, added or deleted: (BE SPECIFIC)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                   (continued)

The date of each amendment(s) adoption: 6/16/05

Effective date if applicable: __________________________________________________
                               (no more than 90 days after amendment file date)

Adoption of Amendment(s)   (CHECK ONE)

     [X]  The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_]  The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately
          provided for each voting group entitled to vote separately on the amendment(s):

     "The number of votes cast for the amendments) was/were sufficient for approval by _____________________________________________________________"
                                                                (voting group)

     [_]  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not
          required.

     [_]  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 16th day of June, 2005.

                                       Signature: /s/ Christopher C. Cambria
                                                  ------------------------------
                                       (By a director, president or other
                                       officer - if directors or officers have
                                       not been selected, by an incorporator -
                                       if in the hands of a receiver, trustee,
                                       or other court appointed fiduciary by
                                       that fiduciary)

                                       Christopher C. Cambria
                                       -----------------------------------------
                                       (Typed or printed name of person signing)

                                       Vice President, Secretary
                                       -----------------------------------------
                                               (Title of person signing)

                                       FILING FEE: $35